UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 17, 2004

 IKON Office Solutions, Inc.

(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation)	File No. 1-5964 (Commission File Number)	23-0334400 (IRS Employer Identification Number)

  P.O. Box 834, Valley Forge, Pennsylvania      19482

Registrant’s telephone number, including area code: (610) 296-8000

                       Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.   Entry into a Material Definitive Agreement.

On September 17, 2004, Robert F. Woods entered into an employment agreement with IKON Office Solutions, Inc. (the “Company”) for the position of Senior Vice President and Chief Financial Officer (“CFO”) of the Company, effective as of September 30, 2004. Mr. Woods’ Senior Executive Employment Agreement is attached hereto as Exhibit 10.1 to this report.

Section 5 – Corporate Governance and Management

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On September 21, 2004 the Company announced the appointment of Robert F. Woods, age 49, to the position of Senior Vice President and CFO for an initial term of two years, effective as of September 30, 2004.

Mr. Woods is joining the Company from IBM Corporation ("IBM"), where he was Vice President and Controller responsible for the financial strategy, planning and execution for worldwide operations, overseeing IBM’s financial staff of more than 10,000 employees and contractors. Mr. Woods joined IBM in 1995 as Vice President of Services, Sales and Business Development for Asia Pacific, and then moved on to the role of Vice President - Finance with responsibility for financial matters of IBM’s Asia Pacific operations. Following this position, Mr. Woods served as Vice President and Treasurer for IBM. IBM is not an affiliate of the Company.

There are no familial relationships between Mr. Woods and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company, nor does Mr. Woods hold any directorships with any other public or investment company. Additionally, there have been no transactions since the beginning of the Company’s fiscal year in which Mr. Woods, or his immediate family members, had or will have a direct or indirect material interest.

The Senior Executive Employment Agreement attached hereto as Exhibit 10.1 (the “Agreement”), is subject to annual renewal provisions after the expiration of the initial term unless either Mr. Woods or the Company provides notice of an intention not to renew. Pursuant to the Agreement, Mr. Woods shall receive an annualized base salary of $500,000, consistent with the regular payroll practices of the Company, and be eligible to earn an annual incentive target bonus award opportunity of at least $375,000 and an additional bonus opportunity (subject to achievement of applicable performance goals). Additionally, Mr. Woods is entitled to receive the same benefits that he would have earned under the Company's SERP and the Pension Plan, were it not for the closure of the Pension Plan to new employees as of July 1, 2004. In connection with the signing of the Agreement, Mr. Woods shall be entitled to receive (i) a restricted stock award equal in value to $1,000,000 (vesting in three equal annual installments on the second, third, and fourth anniversaries of September 30, 2004); (ii) a one-time housing/relocation bonus in the amount of $100,000; and (iii) awards pursuant to: the Company’s Long-Term Performance Plan and the performance plan award agreement for the performance period October 1, 2002 through September 30, 2005, with a target opportunity equal to $1,000,000 and with a guaranteed minimum payout of $500,000; the Company’s Long-Term Performance Plan and the performance plan award agreement for the performance period October 1, 2003 through September 30, 2006, with a target opportunity equal to $1,000,000 and with a guaranteed minimum payout of $500,000; and the Company’s Executive Long-Term Compensation Program for fiscal year 2005, with a target opportunity equal in value to $1,000,000. Finally, Mr. Woods’ Agreement contains certain additional provisions regarding payment of benefits upon employment termination, including an employment termination following a change-in-control (or, in certain circumstances, a potential change-in-control).

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

The following exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K:

10.1 Senior Executive Employment Agreement for Robert F. Woods dated September 17, 2004. 99.1 Press Release dated September 21, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.
By: /s/ Kathleen M. Burns Kathleen M. Burns Vice President and Treasurer

Dated: September 23, 2004